SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  Vencor, Inc.
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            (Exact name of registrant as specified in its charter)

          Delaware                                            61-1055020
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(State of incorporation or organization)                    (IRS Employer
                                                          Identification No.)

3300 AEGON Center; 400 West Market Street
Louisville, Kentucky                                            40202
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(Address of principal executive offices)                      (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box.|X|               check the following box.|_|

Securities Act registration statement file number to which this form relates:_____________________
           (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                          Name of Each Exchange on Which
   to be so Registered                          Each Class is to be Registered

Preferred Stock Purchase Rights                     New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:


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                                (Title of Class)

Item 1.  Description of Registrant's Securities to be
         Registered.
         --------------------------------------------

         On February 1, 1998, Vencor, Inc. a Delaware corporation (the "Company"), amended its Rights Agreement, dated as of July 20, 1993 (as amended, the "Rights Agreement"), between the Company and National City Bank (the "Rights Agent") as amended by the First Amendment to Rights Agreement, dated as of August 11, 1995 by adoption of the Second Amendment to Rights Agreement, dated as of February 1, 1998 (the "Second Amendment"). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Rights Agreement.

         The Second Amendment decreased the percentage of securities at which a person will be deemed to be an Acquiring Person from 15% to 9.9% subject to an exception for any person who owns more than 9.9% as of February 1, 1998. The Second Amendment also made conforming changes.

         The foregoing description is qualified in its entirety by reference to the Second Amendment which is attached as an exhibit hereto and is incorporated herein by reference.



Item 2.  Exhibits.

Exhibit No.        Description

    (1) Second Amendment to Rights Agreement, dated as of February 1, 1998, between the Company and the Rights Agent.

                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                         VENCOR, INC.



Date: February 1, 1998                   By:/s/ Jill L. Force
                                            ------------------------------
                                            Name:  Jill L. Force
                                            Title: Senior Vice President
                                                   and General Counsel